UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2015

ANTARES PHARMA, INC.

(Exact name of registrant specified in its charter)

Delaware	1-32302	41-1350192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Princeton South, Suite 300, Ewing, NJ	08628
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (609) 359-3020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On July 13, 2015, Antares Pharma, Inc. (“Antares”) entered into a Separation and Consulting Services Agreement (“Separation Agreement”) with Jennifer Evans Stacey, Senior Vice President, General Counsel, Human Resources and Secretary of Antares. Ms. Stacey’s last day of employment was July 13, 2015 (“Separation Date”).

The Company and Ms. Stacey are also parties to an Employment Agreement, dated April 25, 2014, filed with the Securities and Exchange Commission as Exhibit 10.1 to Antares’ Quarterly Report on Form 10-Q for the quarter ending on June 30, 2014 (the “Employment Agreement”), which provides for certain severance payments and benefits subject to the execution and non-revocation by Ms. Stacey of a written release in a form acceptable to Antares. In consideration for the release provided by Ms. Stacey in the Separation Agreement, and for continuing compliance with the obligations contained in the Separation Agreement, Ms. Stacey will receive severance payments and benefits in accordance with terms of the Separation Agreement, which includes, among other severance payments and benefits, all severance payments and benefits that she is entitled to under the Employment Agreement.

Pursuant to the terms of the Separation Agreement, Ms. Stacey will receive the following:

•	Twelve months of continued base salary, payable in monthly installments.

•	Reimbursement for the cost of continued health and dental benefits through COBRA, subject to the same cost-sharing as if Ms. Stacey were an employee, for the shorter of 12 months or until the date she obtains coverage from a new employer.

•	With respect to all outstanding equity grants held by Ms. Stacey immediately prior to the Separation Date which vest based upon Ms. Stacey’s continued service over time, the portion that would have become vested during the 12-month period following the Separation Date will accelerate, become fully vested and exercisable, as of the Separation Date.

•	The award, if any, under the Epi Bonus Plan approved by the Board of Directors of Antares on May 28, 2015 and disclosed in Antares’ Current Report on Form 8-K filed with the Securities Exchange Commission on June 3, 2015, to the extent such award is earned pursuant to the terms of the Epi Bonus Plan.

•	An amount equal to $27,440, less applicable tax withholding taxes, which is the portion of Ms. Stacey’s 2015 annual bonus target that is subject to attainment of individual performance goals and will be paid at target. The portion of the 2015 annual bonus, if any, that is subject to attainment of company performance goals will be paid when 2015 annual bonuses are paid to other Antares executives by March 15, 2016, based on actual attainment of such goals.

•	The Company has waived Ms. Stacey’s obligations under the covenant not to compete set forth in the Employment Agreement. Ms. Stacey will continue to be bound by the confidentiality, non-solicitation of employees and customers and non-disparagement covenants in the Employment Agreement.

•	Ms. Stacey will continue to provide services to Antares as a consultant for 12 months following the Separation Date. The post-termination exercise periods applicable to Ms. Stacey’s stock options will commence as of the end of the consulting period and extend to the later of October 13, 2016 or the end of the post-termination exercise periods set out in the applicable stock option agreements.

The foregoing is a summary description of certain terms of the Separation Agreement and, by its nature, is incomplete. The Separation Agreement is an exhibit to this Current Report on Form 8-K. All readers are encouraged to read the Separation Agreement.

Item 7.01	Regulation FD Disclosure

On July 14, 2015, Antares issued a press release announcing the appointment of Peter Graham as Senior Vice President, General Counsel, Human Resources and Secretary of Antares.

The full text of such press release is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Separation and Consulting Services Agreement, dated July 13, 2015, by and between Antares Pharma, Inc. and Jennifer Evans Stacey

99.2	Press Release, dated July 14, 2015, issued by Antares Pharma, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.

Date:	July 16, 2015	By:	/s/ James E. Fickenscher
		Name:	James E. Fickenscher
		Title:	Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit

Exhibit No.	Description

99.1	Separation and Consulting Services Agreement, dated July 13, 2015, by and between Antares Pharma, Inc. and Jennifer Evans Stacey

99.2	Press Release, dated July 14, 2015, issued by Antares Pharma, Inc.